Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 26133 U.S. Hwy 19 North, Suite 300, Clearwater, Florida 33763	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Reports

4th Quarter Fiscal Year 2023 Results

•
The Company continues implementation of the restructuring plan to strategically reduce operating expenses and free up capital. As part of this plan, the Company closed all of its brick and mortar branches and now conducts its operations through its regional virtual network.
•
During the three months ended March 31, 2023, the Company incurred $0.8 million in restructuring expenses associated with branch closures, cease-use of contractual services, professional fees, and other expenses.

June 21, 2023 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK, the "Company") announced a net loss for the three months ended March 31, 2023 of $15.8 million compared to net income of $0.4 million for the three months ended March 31, 2022. Basic and diluted net loss per share was $2.18 for the three months ended March 31, 2023 as compared to basic and diluted net earnings per share of $0.05 for the three months ended March 31, 2022.

Interest and fee income on finance receivables decreased 29.4% to $8.7 million for the three months ended March 31, 2023 as compared to $12.3 million for the three months ended March 31, 2022.

Operating expenses decreased 35.8% to $6.0 million for the three months ended March 31, 2023 compared to $9.3 million for the three months ended March 31, 2022. The decrease in operating expenses was primarily attributable to the change in operating strategy and restructuring plan the Company previously announced, which included outsourcing its servicing operation. Specifically, the Company reduced its payroll and employee related expenses by 85.3% to $0.8 million from $5.6 million for the three months ended March 31, 2023, and 2022, respectively. Similarly, branch related expenses, loan origination costs, and other administrative expenses, exclusive of servicing and restructuring expenses, reduced by 57.5% to $1.3 million from $3.0 million for the three months ended March 31, 2023, and 2022, respectively.

Provision for credit losses increased 727.5% to $17.4 million for the three months ended March 31, 2023 as compared to $2.1 million for the three months ended March 31, 2022, due to an increase in net charge-off percentage to 30.93% from 6.45% for the three months ended March 31, 2023 and 2022, respectively. For the three months ended March 31, 2023 and 2022, the Company continued utilizing incurred loss methodology applying a trailing twelve-month net charge-off as a percentage of average finance receivables to the ending finance receivables to estimate probable credit losses.

As announced on January 18, 2023 the Company entered into a loan and security agreement for a senior secured revolving credit facility with Westlake Capital Finance, LLC. Concurrently, the Company recognized $0.4 million of additional interest expense related to previously incurred but unamortized debt issuance costs on the extinguishment of the Wells Fargo credit facility.

The Company reported a loss before income taxes for the three months ended March 31, 2023 of $15.8 million compared to income before income taxes of $0.5 million for the three months ended March 31, 2022.

The Company reported a net loss for the twelve months ended March 31, 2023 of $34.1 million compared to net income of $3.0 million for the twelve months ended March 31, 2022. Basic and diluted net loss per share was $4.65 for the twelve months ended March 31, 2023 as compared to basic and diluted net income per share of $0.39 for the twelve months ended March 31, 2022.

Interest and fee income on finance receivables decreased 11.1% to $44.3 million for the twelve months ended March 31, 2023 as compared to $49.8 million for the twelve months ended March 31, 2022.

Provision for credit losses increased 581.6% to $40.7 million for the twelve months ended March 31, 2023 as compared to $6.0 million for the twelve months ended March 31, 2022 due to an increase in delinquency trends and a net charge-off percentage of 15.86% and 5.13% for the twelve months ended March 31, 2023 and 2022, respectively. During twelve months ended March 31,

2023, the Company used incurred loss methodology and applied a trailing twelve-month net charge-off as a percentage of average finance receivables to the ending finance receivables to estimate probable credit losses.

Operating expenses decreased 5.7% to $32.5 million for the twelve months ended March 31, 2023 from $34.4 million for the twelve months ended March 31, 2022. The decrease in operating expenses was primarily attributable to the change in operating strategy, and was partially offset by the restructuring cost that was incurred totaling $4.8 million associated with branch closures, severance expenses, impairment charges for leased assets and cease-use of contractual services.

The Company reported a loss before income taxes for the twelve months ended March 31, 2023 of $32.7 million compared to income before taxes of $4.0 million for the twelve months ended March 31, 2022.

For the twelve months ended March 31, 2023, the Company originated $63.3 million in finance receivables, collected $93.1 million in principal payments, reduced debt by $25.9 million and decreased cash by $4.3 million.

"The net losses for the fiscal quarter and the twelve months ended March 31, 2023, were driven by a significant rise in delinquencies and charge offs, which substantially increased our provision for credit losses. The Company also continued to incur expenses related to our restructuring plan. The downturn in the economy coupled with our restructuring initiatives led to a setback on our collection efforts that we believe is temporary and caused a rise in delinquencies and credit losses. We are working closely with our customers to help them adapt to our new servicing practice," commented Mike Rost, CEO of the Company.

"The transition of the Company’s servicing process is a crucial piece to our restructured business model and operating strategy. This has allowed us to reduce expenses and maintain the quality of our service. The focus on maximizing shareholder equity and the shift to outsourcing our servicing is a major step in that direction. We continue to originate new business on a much smaller scale with the emphasis on quality indirect loans with the goal of returning the Company to profitability," Rost concluded.

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2023	4,040	$47,526	$11,932	22.5%	6.5%	48
4	127	1,579	12,433	22.2%	6.2%	49
3	383	4,511	11,778	22.4%	6.8%	48
2	1,595	19,082	11,964	22.7%	6.4%	48
1	1,935	22,354	11,552	22.9%	6.6%	48
2022	7,793	$85,804	$11,002	23.1%	6.9%	47
4	2,404	27,139	11,289	22.9%	6.9%	47
3	1,735	19,480	11,228	23.1%	6.8%	47
2	1,707	18,880	11,061	23.0%	6.7%	47
1	1,947	20,305	10,429	23.2%	7.0%	46
2021	7,307	$74,025	$10,135	23.4%	7.5%	46
4	2,429	24,637	10,143	23.2%	7.5%	46
3	1,483	15,285	10,307	23.4%	7.5%	46
2	1,709	17,307	10,127	23.5%	6.8%	46
1	1,686	16,796	9,962	23.5%	8.0%	46
2020	7,647	$76,696	$10,035	23.4%	7.9%	47

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2023	3,662	$15,822	$4,277	30.4%	26
4	-	-	-	0.0%	-
3	245	1,080	4,128	29.6%	27
2	1,427	6,527	4,574	30.3%	25
1	1,990	8,215	4,128	31.2%	25
2022	6,770	$28,740	$4,307	30.5%	26
4	1,584	7,458	4,708	30.0%	27
3	2,282	8,505	3,727	31.8%	24
2	1,588	7,040	4,433	30.0%	26
1	1,316	5,737	4,359	30.1%	25
2021	3,497	$14,148	$4,131	29.6%	25
4	753	3,284	4,362	29.6%	25
3	1,265	4,605	3,641	30.9%	22
2	924	3,832	4,147	29.2%	25
1	555	2,427	4,373	28.7%	26
2020	3,142	$12,638	$4,017	28.2%	25

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company. The Company currently engages primarily in acquiring and servicing automobile finance installment contracts (“Contracts”) for purchases of used and new automobiles and light trucks. For an index of Nicholas Financial, Inc.’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” "explore" “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. These statements, which include statements regarding the exploration of opportunities to allocate any excess capital to increase shareholder returns, are inherently uncertain and subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in forward-looking statements, including without limitation:

• the risk that the anticipated benefits of the restructuring and change in operating strategy, including the servicing and financing arrangements with Westlake Portfolio Management, LLC ("Westlake"), the Company's loan servicer (including without limitation the expected reduction in overhead, streamlining of operations or reduction in compliance risk), do not materialize to the extent expected or at all, or do not materialize within the timeframe targeted by management;

• the risk that the actual servicing fees paid by the Company under the Westlake servicing agreement, which the Company is classifying as administrative costs on its financial statements, exceed the amounts estimated;

• the risk that the actual interest payments to be made by the Company under the loan agreement with an affiliate of Westlake exceed the range estimated;

• risks arising from the loss of control over servicing, collection or recovery processes that we have controlled in the past and potentially, termination of these services by Westlake (a failure of Westlake to perform their services under the servicing agreement in a satisfactory manner may have a significant adverse effect on our business);

• the risk that the actual costs of the exit and disposal activities in connection with the consolidation of workforce and closure of offices exceed the Company’s estimates or that such activities are not completed on a timely basis;

• the risk that the Company underestimates the staffing and other resources needed to operate effectively after consolidating its workforce and closing offices;

• uncertainties surrounding the Company’s success in developing and executing on a new business plan;

• risks and uncertainties surrounding the Company’s ability to use its net operating losses in future periods; and

• uncertainties surrounding the Company’s ability to use any excess capital to increase shareholder returns, including without limitation, by acquiring loan portfolios or businesses or investing outside of the Company’s traditional business; and

the risk factors discussed under “Item 1A – Risk Factors” in our Annual Report on Form 10-K, and our other filings made with the U.S. Securities and Exchange Commission (“SEC”).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. All forward-looking statements and cautionary statements included in this press release are made as of the date hereof based on information available to the Company as the date hereof, and the Company assumes no obligation to update any such forward-looking statement or cautionary statement. Prospective investors should also consult the risk factors described from time to time in the Company’s other filings made with the SEC, including its reports on Forms 10-K, 10-Q, 8-K and annual reports to shareholders.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Twelve months ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue:
Interest and fee income on finance receivables	$8,690	$12,373	$44,270	$49,779
Net gain on equity investments	-	-	66	-
Total Revenue	8,690	12,373	44,336	49,779
Expenses:
Operating expenses	5,958	9,275	32,449	34,402
Provision for credit losses	17,378	2,165	40,658	5,965
Interest expense	1,149	443	3,931	5,366
Total expenses	24,485	11,883	77,038	45,733
(Loss)/Income before income taxes	(15,795)	490	(32,702)	4,046
Income tax expense/(benefit)	1	122	1,417	1,048
Net (loss)/income	$(15,796)	$368	$(34,119)	$2,998
(Loss)/Earnings per share:
Basic	$(2.18)	$0.05	$(4.65)	$0.39
Diluted	$(2.18)	$0.05	$(4.65)	$0.39

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31,	March 31,
	2023	2022
Cash and restricted cash	$454	$4,775
Finance receivables, net	106,919	168,600
Repossessed assets	1,491	658
Operating lease right-of-use assets	176	4,277
Other assets	1,308	5,260
Total assets	$110,348	$183,570
Credit facility, net of debt issuance costs	$28,936	$54,813
Note payable	-	3,244
Operating lease liabilities	176	4,410
Other liabilities	1,427	4,717
Total liabilities	30,539	67,184
Shareholders’ equity	79,809	116,386
Total liabilities and shareholders’ equity	$110,348	$183,570
Book value per share	$10.95	$15.42

	Three months ended		Twelve months ended
	March 31,		March 31,
	(In thousands)		(In thousands)
Portfolio Summary	2023	2022	2023	2022
Average finance receivables (1)	$141,384	$176,439	$165,412	$178,686
Average indebtedness (2)	$37,331	$54,490	$54,214	$67,684
Interest and fee income on finance receivables	$8,690	$12,373	$44,270	$49,779
Interest expense	1,149	443	3,931	5,366
Net interest and fee income on finance receivables	$7,541	$11,865	$40,339	$44,348
Portfolio yield (3)	24.59%	27.90%	26.76%	27.86%
Interest expense as a percentage of average finance receivables	3.25%	1.00%	2.38%	3.00%
Provision for credit losses as a percentage of average finance receivables	49.17%	4.76%	24.58%	3.34%
Net portfolio yield (3)	(27.83)%	22.14%	(0.20)%	21.52%
Operating expenses as a percentage of average finance receivables (4)	16.86%	21.03%	19.62%	19.25%
Pre-tax yield as a percentage of average finance receivables (5)	(44.69)%	1.11%	(19.82)%	2.27%
Net charge-off percentage (6)	30.93%	6.45%	15.86%	5.13%
Finance receivables			$128,170	$178,786
Allowance percentage (7)			13.57%	1.61%
Total reserves percentage (8)			16.98%	5.62%

Note: The three-month of income performance indicators expressed as percentages have been annualized.

(1) Average finance receivables represent the average of finance receivables throughout the period.

(2) Average indebtedness represents the average daily outstanding borrowings under the line of credit. Average indebtedness does not include the PPP loan.

(3) Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4) Operating expenses as presented include restructuring cost of $0.8 million and $4.8 million for the three and twelve months ended March 31, 2023. Operating expenses net of restructuring cost as a percentage of average finance receivable would have been 14.6% and 16.7% for the three and twelve months ended March 31, 2023.

(5) Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.

(6) Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.

(7) Allowance percentage represents the allowance for credit losses divided by finance receivables outstanding as of ending balance sheet dates.

(8) Total reserves percentage represents the allowance for credit losses, purchase price discount, and unearned dealer discounts divided by finance receivables outstanding as of ending balance sheet date.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
March 31, 2023	$108,828	$10,083	$3,274	$3,698	$-	$17,055
		9.27%	3.01%	3.40%	0.00%	15.67%

March 31, 2022	$154,144	$7,097	$2,936	$1,183	$49	$11,265
		4.60%	1.90%	0.77%	0.03%	7.31%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
March 31, 2023	$18,654	$1,448	$654	$1,074	$-	$3,176
		7.76%	3.51%	5.76%	0.00%	17.03%

March 31, 2022	$24,376	$608	$197	$77	$-	$882
		2.49%	0.81%	0.32%	0.00%	3.62%

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	March 31,		March 31,
	(Purchases in thousands)		(Originations in thousands)
	2023	2022	2023	2022
Purchases/Originations	$1,579	$27,139	$-	$7,458
Average APR	22.2%	22.9%	0.0%	30.0%
Average discount	6.2%	6.9%	N/A	N/A
Average term (months)	49	47	-	27
Average amount financed	$12,433	$11,289	$-	$4,708
Number of contracts	127	2,404	-	1,584

	Contracts		Direct Loans
	Twelve months ended		Twelve months ended
	March 31,		March 31,
	(Purchases in thousands)		(Originations in thousands)
	2023	2022	2023	2022
Purchases/Originations	$47,526	$85,804	$15,822	$28,740
Average APR	22.5%	23.1%	30.4%	30.5%
Average discount	6.5%	6.9%	N/A	N/A
Average term (months)	48	47	26	26
Average amount financed	$11,932	$11,002	$4,277	$4,307
Number of contracts	4,040	7,793	3,662	6,770

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	March 31,		March 31,
Portfolio	2023	2022	2023	2022
Average APR	22.8%	22.9%	29.1%	29.8%
Average discount	6.8%	7.4%	N/A	N/A
Average term (months)	49	50	28	27
Number of active contracts	14,081	19,559	5,322	6,444

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